Exhibit 99.2

Mogul Energy International, Inc. Announces Planned Offerings

--Mogul Energy Announces Offerings to Finance Exploration on its Saskatchewan Properties--

Seattle, WA – November 12, 2007 -- Mogul Energy International, Inc. (OTCBB: MGUY; FSE: BKX) (the “Company”) announced today that it intends to make two offerings (“Offerings”) of its common stock to investors in Canada:  one offering on a flow-through basis, pursuant to the Income Tax Act (Canada), and another non-flow-through offering.  The Company expects to raise approximately $3 million through the private placements.  Pricing of the offerings will be determined in the context of the market.  The proceeds of the flow-through will be used to fund exploration and development on Mogul’s freehold oil and gas exploration leases in Saskatchewan, Canada.  Completion of the private placements is expected to occur prior to the end of the year.

The shares (“Shares”) to be issued under the Offerings have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold directly or indirectly within the United States or to or for the account or benefit of U.S. Persons (as such term is defined in Regulation S, as promulgated under the Securities Act) absent registration or an applicable exemption from registration.  The Shares will be sold only to persons who are not U.S. Persons and who otherwise satisfy the requirements of the applicable securities laws of the jurisdiction of their residency.  As such, the Company believes that the Offerings are exempt from registration under Regulation S, as promulgated under the Securities Act.

This notice is not an offer to sell or a solicitation of an offer to buy such Shares and is issued pursuant to Rule 135c of the Securities Act.

Information concerning Mogul Energy International:

Mogul Energy is an oil and gas exploration company with headquarters in Seattle, Washington, and an exploration office in Cairo, Egypt. Mogul Energy has acquired a portfolio of oil and gas properties in the Gulf of Suez, Egypt and South East Saskatchewan, Canada.

The common shares of Mogul Energy are quoted on the OTC Bulletin Board (OTCBB) system under the symbol ‘MGUY,’ and the Frankfurt Stock Exchange (“FSE”) under the symbol ‘BKX’. Further information concerning Mogul Energy can be found in the Company’s filings with the U.S. Securities and Exchange Commission (http://www.sec.gov).

Forward-Looking Statements:

This news release contains "forward-looking statements" within the meaning of the securities laws, which are based on current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's ability to negotiate, enter into, perform and consummate the business combination described in this release. Inherent in the Company’s business plan is a belief that Mogul Energy can successfully explore oil and gas properties in Egypt and Canada, and that the Company can participate in the development of those properties. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Mogul Energy's control, which could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Mogul Energy's filings with the U.S. Securities and Exchange Commission. Mogul Energy International, Inc. assumes no obligation to update or supplement such forward-looking statements other than as required by law.

Contact Information:

Company Contact
Naeem Tyab
Mogul Energy
206-357-4220
naeem@mogulenergy.com
http://www.mogulenergy.com

SOURCE Mogul Energy International, Inc.